UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2002

Nantucket Industries Inc.
(Exact name of registrant as specified in its charter)

Delaware	58-0962699
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

45 Ludlow Street, Suite 602, Yonkers, New York     10705
(Address of principal executive offices)      (Zip Code)

(914) 375-7591
Registrant's telephone number, including area code

(Former name or former address, if changes since last report)

Item 5. Other Events.

        Effective immediately, we terminated our consulting agreement with Westminster Holdings, Ltd. dated February 2002. The agreement was for management and business consulting services. Based upon such termination, we rescinded the order to issue 1,200,000 shares of our common stock to Westminster that it was to receive in accordance with the consulting agreement.

Item 7 . Financial Statements, Pro Forma Information and Exhibits.

        99.0 Press Release, dated June 21, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

NANTUCKET INDUSTRIES INC.

By: /s/ John Treglia
John Treglia, President and CEO

Dated: June 22, 2002